Exhibit 32.1
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                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLY ACT OF 2002


     In connection with the Quarterly Report of Rich Holdings Group, Inc. on Form 10-QSB for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I John R. Rice, III, CEO of the Company certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 12(a) or 15 (d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


November 19, 2004


/s/  John R. Rice III
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     John R. Rice III